Exhibit 10.15

SOLV Energy, Inc.

2026 Equity Incentive Plan

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) is made by and between SOLV Energy, Inc., a Delaware corporation (the “Company”), and [  ] (the “Participant”), effective as of     , 20[  ](the “Date of Grant”).

RECITALS

WHEREAS, the Company has adopted the SOLV Energy, Inc. 2026 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS, the Committee has authorized and approved the grant of an Award to the Participant of shares of Common Stock of the Company (“Shares”) on the terms and conditions set forth in the Plan and this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.

Grant of Award. The Company hereby grants to the Participant, effective as of the Date of Grant, [   ] Shares, on the terms and conditions set forth in the Plan and this Agreement. While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as “Restricted Stock”.

2.

Vesting. One-hundred percent (100%) of the Shares shall vest and cease to be Restricted Stock on the third (3rd) anniversary of the Vesting Commencement Date, subject to the Participant’s continued Service through such date. For purposes of this Agreement, the “Vesting Commencement Date” shall mean [   ].

3.

Transfer Restrictions. Participant shall not transfer, assign, encumber, pledge, charge or otherwise dispose of the Restricted Stock or grant any proxy with respect thereto, except as specifically permitted by under Section 15.3 of the Plan. Any attempted transfer in violation of this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

4.	Forfeiture and Acceleration.

(a)

Termination of Service. Except as set forth in Section 4(b), upon termination of the Participant’s Service for any reason or no reason, any then unvested Restricted Stock will be forfeited immediately, automatically and without consideration. Without limiting the generality of the foregoing, the Restricted Stock and the Shares will continue to be subject to Sections 12.2 (Termination for Cause) and 12.3 (Right of Recapture) of the Plan.

(b)

Change in Control. Upon termination of the Participant’s Service by the Company without Cause upon or within twenty-four (24) months following a Change in Control, all outstanding Options shall vest on the date of the Participant’s termination of Service.

5.

Rights as a Holder of Shares. The Participant shall have, with respect to the Shares, all of the rights of a holder of Common Stock, including, without limitation, the right to vote the Shares, to receive and retain all regular cash dividends payable to holders of Common Stock of record on and after the Date of Grant, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to the Shares. Notwithstanding the foregoing, (a) the Participant shall not be entitled to delivery of the stock certificate or certificates representing the Restricted Stock until such Shares are no longer Restricted Stock; (b) if applicable, the Company (or its designated agent) will maintain custody of the stock certificate or certificates representing the Restricted Stock and any other property (“RS Property”) issued in respect of the Restricted Stock, including stock dividends, at all times such Shares are Restricted Stock; (c) if cash dividends are paid with respect to the Restricted Stock, such dividends shall be subject to the same vesting terms as the Restricted Stock, and shall be paid or delivered only when the Restricted Stock vests; (d) no RS Property will bear interest or be segregated in separate accounts; and (e) the Participant shall not, directly or indirectly, transfer the Restricted Stock in any manner whatsoever.

6.

Section 83(b) Election; Taxes. Within thirty (30) days following the Date of Grant, the Participant may file an election under Section 83(b) of the Code with respect to the Restricted Stock. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file an election under Section 83(b) of the Code, and any corresponding provisions of state tax laws. If the Participant does not timely and properly file and election under Section 83(b) of the Code, the Participant acknowledges that (a) no later than the date on which any Restricted Stock shall have become vested on or following the Date of Grant, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so vested and (b) the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local taxes of any kind required by law to be withheld with respect to any Restricted Stock which shall have become so vested, including that the Company may, but shall not be required to, sell a number of Shares sufficient to cover applicable withholding taxes. The Company may hold as security any certificates representing any Shares and, upon demand of the Company, the Participant shall deliver to the Company any certificates in his or her possession representing Shares together with a stock power duly endorsed in blank.

7.	Legend. In the event that a certificate evidencing Restricted Stock is issued, the certificate representing the Shares shall have endorsed thereon the following legend:

“THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF COMMON STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY DATED     , 20[ ]. COPIES OF SUCH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

In addition to the legend set forth above, any legend required by applicable blue sky laws of any state shall be placed thereon. Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Stock prior to vesting as set forth in Section 2 hereof.

8.

Power of Attorney. Each of the Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Stock, other RS Property, Shares and property provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.

9.	Miscellaneous Provisions

(a)

Additional Transfer Restrictions. The Shares delivered hereunder will be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject (including but not limited to the Company’s Insider Trading Policy), and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(b)

Clawback Policy. The Participant acknowledges that the Participant is subject to the provisions of Section 12 (Forfeiture Events) and Section 15.6 (Trading Policy and Other Restrictions) of the Plan and any compensation recovery, “clawback” or similar policy adopted by the Company from time to time and/or made applicable by law including the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection and Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.

(c)	Adjustments. In the event of any change with respect to the outstanding Shares contemplated by Section 4.4 of the Plan, the Restricted Stock may be adjusted in accordance with Section 4.4 of the Plan.

(d)

No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(e)

Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(f)

Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(g)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(h)

Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(i)

Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(j)

Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(k)

Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Restricted Stock subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail. The Participant understands they have a right to consult with counsel and have been afforded the opportunity to consult with an attorney to the extent they wish to do so.

(l)

Compensation. The Participant agrees that this Award and the Shares (including any RS Property) provided for herein shall not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any life insurance, disability or other benefit plan of the Company.

(m)	Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Stock Award Agreement as of the dates set forth below.

PARTICIPANT	SOLV ENERGY, INC.

By:	By:

Date:	Date:

[Signature Page – Restricted Stock Award Agreement]